Cannabis Technology Company MassRoots Files Application to have its Common Stock Uplisted to the NASDAQ Capital Market

Denver, CO (August 31, 2015): MassRoots, Inc. (OTCQB: MSRT), one of the largest and fastest growing social networks for cannabis consumers, is pleased to announce it has filed an application to become one of the first cannabis technology companies listed on the NASDAQ Capital Market. Last year, MassRoots was one of the first cannabis-related companies to go public through a Registration Statement on Form S-1, as opposed to a reverse-merger.

MassRoots has demonstrated tremendous growth in recent quarters, more than doubling its userbase since the beginning of 2015 to a half million users. The Company recently started monetizing its digital properties and is expecting to rapidly scale its revenues over the next several quarters. Sitting at the intersection of cannabis and mobile technology, MassRoots offers a direct play on the regulated marijuana industry without ever touching the plant itself.

“Uplisting to the NASDAQ Capital Market would be a significant milestone not just for MassRoots, but the cannabis industry as a whole,” stated MassRoots Chief Executive Officer Isaac Dietrich. “We believe that uplisting to a national exchange like the NASDAQ would enable MassRoots to attract a broader range of institutional investors, increase share liquidity and help shift the paradigm about investing in the regulated marijuana market.”

In the near future, MassRoots intends to strengthen its corporate governance and take other steps to meet the NASDAQ Capital Market’s requirements. Even if all the listing requirements are met, there can be no guarantee that MassRoots’ application to the NASDAQ will be approved.

About MassRoots

MassRoots is one of the largest and most active communities of cannabis consumers with a half million users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by CNN, Fox Business, CNBC, Fortune, BBC, Cannabist and the New York Times. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations, the success of events that we are attending, and other information, is based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business, potential partnerships, and our related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, our ability to work with partners of the Company, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including the Post Effective Amendment to our S-1 Registration Statement filed with the SEC on August 11, 2015. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Contact:

Isaac Dietrich
Isaac@MassRoots.com

720.442.0052